SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2009

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On April 27, 2009, Telephone and Data Systems, Inc. (“TDS”) entered into a Settlement Agreement with GAMCO Asset Management, Inc. (“GAMCO”) dated as of April 24, 2009 relating to the election of directors of TDS at its 2009 annual meeting of shareholders.

On February 17-20, 2009, GAMCO delivered notices to TDS of its intention to nominate Clarence A. Davis, Gary L. Sugarman and two other persons for election as directors by the holders of the TDS Common Shares and Special Common Shares at the TDS 2009 Annual Meeting of Shareholders.

Pursuant to the Settlement Agreement, the TDS board of directors nominated Clarence A. Davis and Gary L. Sugarman for election as directors by the holders of Common Shares and Special Common Shares at the 2009 annual meeting.  Pursuant to the Settlement Agreement, GAMCO withdrew its notices to TDS of its intention to nominate four persons as directors and will not nominate persons for election at the 2009 annual meeting.

In addition to Clarence A. Davis and Gary L. Sugarman, the four nominees of the TDS board of directors for election by the holders of Common Shares and Special Common Shares will also include incumbent directors Christopher D. O’Leary and Herbert S. Wander.  GAMCO has agreed that it and each of its controlled affiliates will vote all Common Shares and Special Common Shares that they are entitled to vote at the 2009 Annual Meeting in favor of the election of the revised TDS board of directors’ slate for election by the holders of Common Shares and Special Common Shares:  Clarence A. Davis, Christopher D. O’Leary, Gary L. Sugarman and Herbert S. Wander.

The Settlement Agreement also provides that, if the TDS board of directors nominates Clarence A. Davis and Gary L. Sugarman (including any replacement thereof identified pursuant to Section 1.d. of the Settlement Agreement) for election as directors at TDS’ 2010 Annual Meeting, GAMCO (a) will vote all TDS shares that it is entitled to vote at the 2010 Annual Meeting in favor of the election of each of the persons nominated by the Board for election as directors by the holders of Common Shares and Special Common Shares at the 2010 Annual Meeting, and (b) will not (i) provide a notice to TDS that it intends to nominate or nominate persons for election as directors at the 2010 Annual Meeting, (ii) take any action, including as part of any group, to solicit proxies or votes for any persons other than the such TDS nominees or (iii) advise, assist, encourage or seek to persuade any other person to take any of the foregoing action.

Pursuant to the Settlement Agreement, each party thereto is to bear its own costs.

On April 27, 2009, TDS issued a press release announcing the foregoing.  A copy of TDS’ press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The foregoing brief description is qualified by reference to a copy of the Settlement Agreement which is attached hereto as Exhibit 10.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

As a result of the Settlement Agreement dated April 24, 2009, incumbent TDS directors James Barr III and Gregory P. Josefowicz will not stand for re-election at the TDS 2009 annual meeting of shareholders.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date: April 29, 2009

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Corporate Controller

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description

10.1	Settlement Agreement dated April 24, 2009 between TDS and GAMCO
99.1	Press Release dated April 27, 2009